UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2011

EDISON INTERNATIONAL

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-9936	95-4137452
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2244 Walnut Grove Avenue

(P.O. Box 976)

Rosemead, California  91770

(Address of principal executive offices, including zip code)

626-302-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Edison International has based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison International’s control. Edison International has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise. This current report should be read with Edison International’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 8.01	Other Events

Midwest Generation New Source Review Lawsuit Decision

In August 2009, Midwest Generation, LLC (“Midwest Generation”), an indirect subsidiary of Edison International, was sued in the U.S. District Court for the Northern District of Illinois by the State of Illinois and the U.S. Department of Justice for claimed violations of New Source Review (“NSR”) related requirements under the Clean Air Act (“CAA”) related to its Illinois coal fired generating stations. Certain citizen groups intervened in the case as additional plaintiffs. Edison Mission Energy (“EME”) was subsequently named as an additional defendant.

On March 16, 2011, the Court dismissed all pending claims in this case against all then named defendants to the extent the claims relied on alleged modifications of Midwest Generation’s plants by Commonwealth Edison (“ComEd”), their prior owner, before the plants were sold to Midwest Generation. The Court’s action came about a year after similar dismissals in 2010, which resulted in amended complaints by the plaintiffs. The amended complaints, among other things, had sought civil penalties and injunctive remedies as a result of ComEd having modified certain of the units without obtaining specified pre-construction permits that would have required the installation of so-called Best Available Control Technology (“BACT”) at the time of the plant modifications. The Court also dismissed claims that Midwest Generation’s continued operation of the ComEd modified plants without BACT violates the CAA’s Title V operating permit requirements.

As a result of these dismissals, the only NSR and BACT related claims in the case that have not been dismissed are those against EME and Midwest Generation for civil penalties and injunctive remedies that relate solely to alleged modifications by Midwest Generation of its Will County 4 unit. As to these, the governments’ claim for civil penalties was dismissed as time-barred, but the citizen groups were given the opportunity to convince the Court that the statute of limitations should be equitably tolled as to them.

There also remain those counts in the original complaints that allege violations of opacity and particulate matter provisions of the Illinois State Implementation Plan and related claims under Title V of the CAA. There was no motion to dismiss these counts, and the Court’s March 16th decision did not address them.

A copy of the Court’s Order and Opinion is attached hereto as Exhibit 99.1.

U.S. Environmental Protection Agency’s Proposed Hazardous Air Pollutant Standards

Based on a preliminary review, Edison International does not expect Midwest Generation to change its approach to compliance with state and federal environmental regulations as a result of the U.S. EPA’s draft “National Emission Standards for Hazardous Air Pollutants,” issued March 16, 2011.  Midwest Generation will continue to develop and implement a compliance program that includes the use of Activated Carbon Injection, upgrades to particulate removal systems and dry sorbent injection to meet mercury, acid gas and non-mercury metal emission limits.

Item 9.01

(d)	Exhibits

See the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: March 18, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Order and Opinion of the Northern District of Illinois re: USA v. Midwest Generation dated March 16, 2011